FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2018 FIRST QUARTER RESULTS

West Palm Beach, FL – February 14, 2018 – Forward Industries, Inc. (NASDAQ:FORD), a designer and manufacturing sourcer, today announced financial results for its first fiscal quarter ended December 31, 2017.

First Quarter 2018 Financial Highlights

  Income from Operations was $51 thousand compared to income from operations of $148 thousand from the first quarter of 2017.

  Revenues were $6.3 million vs $6.6 million when compared to the first quarter of 2017.

  Gross profit percentage declined to 15.8% in the first quarter of 2018 compared to 17.6% in the first quarter of 2017.

  Net income was $47 thousand compared to net income of $151 thousand in the first quarter of 2017.

  Earnings per share were $.01 per share compared to $.02 per share for the first quarter of 2017.

Terry Wise, Chief Executive Officer of Forward Industries, stated, “In this first quarter, I am pleased that we continued to generate a positive net income and concluded our acquisition of Intelligent Product Solutions.  This material strategic acquisition for Forward has created noteworthy cross selling opportunities for the combined companies.  The Forward/IPS combination provides clients, both big and small, a true, authentic “one-stop-shop” for product design, development, manufacturing, and distribution.  We are extremely excited about the potential for the future.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations December 31, 2017. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding expectations and potential for the Company’s future.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  These risks include the inability to expand our customer base, pricing pressures, lack of success of new sales people and unanticipated issues with our affiliated sourcing agent and integration with IPS.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2017 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

Michael Matte, CFO

(561) 465-0031

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	For the Three Months Ended December 31,
	2017	2016

Net revenues	$6,336,467	$6,591,248
Cost of goods sold	5,333,871	5,432,419
Gross profit	1,002,596	1,158,829
Operating expenses:
Sales and marketing	278,062	417,527
General and administrative	673,461	593,180
Total operating expenses	951,523	1,010,707
Operating income	51,073	148,122
Other income (expense), net	(4,422)	3,370
Income before income taxes	46,651	151,492
Provision for income taxes	-	-
Net income	$46,651	$151,492

Net income	$46,651	$151,492
Other comprehensive income:
Translation adjustments	600	-
Comprehensive income	$47,251	$151,492

Earnings per share:
Basic	$0.01	$0.02
Diluted	$0.01	$0.02

Weighted average number of common and
common equivalent shares outstanding:
Basic	8,760,830	8,621,513
Diluted	8,895,456	8,757,728

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2017	2017
	(Unaudited)
Assets
Current assets:
Cash	$5,904,425	$4,622,981
Accounts receivable	5,599,751	6,218,563
Inventories	2,061,052	2,120,971
Prepaid expenses and other current assets	106,273	157,930
Total current assets	13,671,501	13,120,445
Property and equipment, net	33,458	20,658
Other assets	12,843	12,843
Total assets	$13,717,802	$13,153,946

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$120,903	$67,351
Due to Forward China	4,418,200	3,736,451
Accrued expenses and other current liabilities	172,556	382,759
Total current liabilities	4,711,659	4,186,561
Other liabilities	33,008	36,963
Total liabilities	4,744,667	4,223,524
Commitments and contingencies
Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized;
8,850,830 and 8,920,830 shares, issued and outstanding, respectively	88,508	89,208
Additional paid-in capital	17,932,835	17,936,673
Accumulated deficit	(9,048,808)	(9,095,459)
Accumulated other comprehensive income	600	-
Total shareholders' equity	8,973,135	8,930,422
Total liabilities and shareholders' equity	$13,717,802	$13,153,946